EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the quarterly report for Diamond Ranch Foods, Ltd, on Form 10-QSB for the quarter ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "REPORT"), the undersigned, Joseph Maggio, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:


         1.       The Report fully complies with the  requirements of section 13
                  (a) or 15 (d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


DATE:     February 3, 2006



By:    /s/ Joseph Maggio
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       Joseph Maggio, Chairman, CEO, and Director